As filed with the Securities and Exchange Commission on June 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1650905
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL	60606
(Addresses of Principal Executive Offices)	(Zip Code)

The Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

Marguerite M. Elias

Executive Vice President, General Counsel and Secretary

111 N. Canal Street, Suite 1500

Chicago, IL 60606

(Name, address of agent for service)

(312) 517-5000

(Telephone number, including area code, of agent for service)

With copy to:

Matthew E. Kaplan, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

(212) 909-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Name of Plan	Title of Securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
The Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan	Common Stock $0.0001 par value per share	7,900,000(2)	$5.04(3)	$39,816,000	$4,957.09

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (“2016 Plan”) by reason of any stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock or a termination, forfeiture, repurchase, expiration or lapse of an award covered by shares granted under the Gogo Inc. 2013 Omnibus Plan (which were registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-189594) filed on June 26, 2013). The Registrant previously registered 8,050,000 shares of common stock issuable under the 2016 Plan pursuant to a Registration Statement on Form S-8 (File No. 333-212072) filed on June 16, 2016, which remains in full force and effect.
(2)	Represents 7,900,000 additional shares of common stock reserved for issuance pursuant to future awards under the 2016 Plan.
(3)	Computed in accordance with Rule 457(h) solely for the purpose of determining the registration fee on the basis of an assumed price of $5.04 per share, which was the average of the high and low prices of Gogo, Inc. shares of common stock on June 8, 2018 as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Gogo Inc. (the “Company” or “Registrant”) with respect to its Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”), referred to on the cover of this Registration Statement, and is being filed for the purpose of registering additional shares of the Company’s common stock under the 2016 Plan. The Registrant’s shareholders approved the addition of these shares to the 2016 Plan at the Registrant’s annual meeting on June 8, 2018.

The contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Gogo Inc. 2016 Omnibus Incentive Plan (File No. 333-212072) filed with the Securities and Exchange Commission on June 16, 2016 is hereby incorporated by reference herein to the extent not otherwise amended and superseded by the contents hereof.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Exhibit Index immediately following the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 13, 2018.

GOGO INC.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 13, 2018 by the following persons in the capacities indicated.

Signature	Title

/s/ Oakleigh Thorne Oakleigh Thorne	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Barry Rowan Barry Rowan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael P. Bayer Michael P. Bayer	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Ronald T. LeMay	Chairman of the Board

* Robert Crandall	Director

* Hugh W. Jones	Director

* Michele Coleman Mayes	Director

* Robert H. Mundheim	Director

* Christopher D. Payne	Director

* Charles C. Townsend	Director

* Harris N. Williams	Director

*By:	/s/ Marguerite M. Elias
Marguerite M. Elias, as Attorney in Fact*

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INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-35975) filed with the Securities and Exchange Commission on August 7, 2013

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-35975) filed with the Securities and Exchange Commission on August 7, 2013

4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-178727) filed with the Securities and Exchange Commission on June 10, 2013

4.2	Registration Rights Agreement, incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-178727) filed with the Securities and Exchange Commission on December 23, 2011

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1	Power of Attorney

99.1	The Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (No. 001-35975) filed with the Securities and Exchange Commission on April 27, 2018

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